                                                                    EXHIBIT 99.1



May 23, 2001



Dear Shareholder:

We are pleased to report that the turn to profitability in January 2001 has continued through April. As a result, we are very optimistic about the prospects for the remainder of the year.

For the four months ended April 30, 2001, actual net income was $957,000 versus planned net income of $481,000. This was achieved despite four reductions in interest rates totaling 200 basis points, which negatively affected net interest income by $1.5 million. This was offset, however, by a $621,000 increase in non-interest income and a $850,000 reduction in non-interest expenses from plan. Even more encouraging, our April results showed significant acceleration from the first three months of the year. For April, actual net income was $420,000 versus planned net income of $43,000.

At this time when there are so many companies in the country reporting disappointing earnings, we are extremely gratified with these results. However, to assure the continuation of this favorable trend and to accelerate performance during the remainder of the year, we are currently implementing the following plans.

MANAGED GROWTH

In light of the uncertain economy, we have determined that the Bank's rapid-growth start-up period should now be transitioned to managed growth. This initiative will benefit the bank significantly, as it will allow us to operate even more efficiently and effectively. To institute managed growth, the bank's operations were thoroughly reviewed and areas were identified where staffing levels were not aligned with the Bank's managed-growth requirements. After extensive deliberations, we have taken the difficult step of realigning staffing levels in those areas. As a result, the Company will save approximately $1.5 million annually.

We previously reported plans to enter the Houston market with a loan production office in the second quarter of this year. Upon further evaluation, we have decided to postpone our Houston launch until such time as we can make a greater commitment to this very attractive market.

With the foregoing initiatives, a reasonably healthy economy, and minimal loan losses, we are positioned to have a very good year in 2001 and an even better 2002. As previously reported, we had no loan losses in 2000, and we have had none this year. We have only one $37,000 non-performing loan on the books, of which 80 percent is guaranteed by the Small Business Administration. We also have the non-performing lease mentioned in our March letter for which we have adequate reserves.


FIRST QUARTER FINANCIAL RESULTS

As of March 31, 2001, total assets were $938 million versus $908 million on December 31, 2000. During the period, loans increased by $87 million to $704 million, while securities decreased $40 million to $173 million. Deposits as of March 31, 2001 totaled $763 million compared to $795 million at December 31, 2000, due to a $39 million decrease in BankDirect deposits.

During the first quarter of 2001, we implemented service charges in BankDirect, which resulted in higher fee income and the loss of a significant number of unprofitable transaction accounts with low average balances. At the same time, we became less aggressive in re-bidding maturing certificates of deposit, allowing higher cost CDs acquired in 2000 to run off the books. As of March 31, 2001, BankDirect had 15,386 accounts with $332 million in deposits.

Net income as of March 31, 2001, was $537,000 compared to a loss of $3 million for the same period last year. Operating income, excluding the loan loss provision, was $1.4 million compared to an operating loss of $2.3 million in 2000.

The reserve for loan losses, which is available to absorb possible losses in the loan portfolio, totaled $9.7 million at March 31, 2001, $8.9 million at December 31, 2000, and $3.5 million at March 31, 2000. The first quarter 2001 reserve represents 1.35 percent of total loans on that date. This compares to an average of 1.33 percent for a peer group consisting of six major southwest competitors, according to information compiled from official filings for the year ended December 31, 2000.


NEW DIRECTORS

We are delighted to report the election of two new directors at the annual shareholders meeting on May 10: Jim Erwin, former vice chairman of Bank of America, Texas, and Ian Turpin, president and CEO of The LBJ Holding Company in Austin. We look forward to benefiting from their advice and counsel.


SHAREHOLDER SUPPORT

We are extremely grateful for the tremendous support we have received from our shareholders. Many of you have asked what you can do to accelerate our progress and improve our profitability. We would like to invite those of you who have not already moved your depository and other banking relationships to Texas Capital Bank to consider doing so now. We promise the kind of personal service that you expect and deserve -- service, which is not being offered by many of our competitors. Our executive management team is available to assist you. Please call us.



/s/ JOSEPH M. GRANT                            /s/ RALEIGH HORTENSTINE III                    /s/ GEORGE F. JONES, JR.

Joseph M. Grant                                Raleigh Hortenstine III                        George F. Jones, Jr.
Chairman and CEO                               President                                      President and CEO
Texas Capital Bancshares, Inc.                 Texas Capital Bancshares, Inc.                 Texas Capital Bank
214.932.6610                                   214.932.6630                                   214.932.6640

Attachments


This report contains forward-looking statements which are subject to risks and uncertainties. A number of factors, many of which are beyond the Company's control, could cause actual conditions, events or results to differ significantly from those described in the company's Form 10-Q for the period ended 3/31/01 which was recently filed with the Securities and Exchange Commission. To obtain the Form 10-Q, call Tonya Murphy in Investor Relations at 214/932-6631.

PLAN TO ACTUAL
YEAR-TO-DATE ENDED APRIL 30, 2001


$ In Thousands

MONTH-END
BALANCE SHEET                      ACTUAL         PLAN         $ VARIANCE      % VARIANCE
----------------------------     ----------     ----------     ----------      ----------
Total Assets                        971,344        992,757        (21,413)         (2.16)%
Loans, Gross                        771,583        756,744         14,839           1.96%
Total Deposits                      811,394        816,290         (4,896)         (0.60)%

INCOME STATEMENT

NET INTEREST INCOME                  10,480         11,945         (1,465)        (12.26)%
Provision Expense                     1,290          1,761            471          26.74%
                                 ----------     ----------     ----------      ---------

ADJUSTED NIM                          9,190         10,184           (994)         (9.76)%
                                 ----------     ----------     ----------      ---------
Non Interest Income                   1,702          1,081            621          57.45%
Non Interest Expense                  9,935         10,784            850           7.88%
                                 ----------     ----------     ----------      ---------
NET INCOME                              957            481            477          99.17%
                                 ----------     ----------     ----------      ---------

PLAN TO ACTUAL
MONTH OF APRIL 2001


$ In Thousands


MONTH-END
BALANCE SHEET                      ACTUAL          PLAN        $ VARIANCE      % VARIANCE
----------------------------     ----------     ----------     ----------      ----------
Total Assets                        971,344        992,757        (21,413)          (2.16)%
Loans, Gross                        771,583        756,744         14,839            1.96%
Total Deposits                      811,394        816,290         (4,896)          (0.60)%

INCOME STATEMENT

NET INTEREST INCOME                   2,711          3,128           (417)         (13.33)%
Provision Expense                       460            649            189           29.15%
                                 ----------     ----------     ----------      ----------
ADJUSTED NIM                          2,251          2,479           (227)          (9.00)%
                                 ----------     ----------     ----------      ----------
Non Interest Income                     448            295            154           52.16%
Non Interest Expense                  2,280          2,730            451           16.51%
                                 ----------     ----------     ----------      ----------
NET INCOME                              420             43            377          870.07%
                                 ----------     ----------     ----------      ----------

--------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In thousands except share data)
                                                                 Three months ended March 31
                                                                    2001            2000
                                                                 -----------     -----------
INTEREST INCOME
Interest and fees on loans                                       $    14,625     $     5,463
Securities                                                             3,020           2,813
Federal funds sold                                                       362             306
Deposits in other banks                                                    4               4
                                                                 -----------     -----------
Total interest income                                                 18,011           8,586
                                                                 -----------     -----------
INTEREST EXPENSE
Deposits                                                               9,743           4,484
Other borrowings                                                         500             423
                                                                 -----------     -----------
Total interest expense                                                10,243           4,907
                                                                 -----------     -----------
NET INTEREST INCOME                                                    7,768           3,679
PROVISION FOR LOAN LOSSES                                                830             700
                                                                 -----------     -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                    6,938           2,979
                                                                 -----------     -----------
NON-INTEREST INCOME
Service charges on deposit accounts                                      372              79
Trust fee income                                                         193             106
Gain on sale of securities                                               441              --
Other                                                                    248             152
                                                                 -----------     -----------
Total non-interest income                                              1,254             337
                                                                 -----------     -----------
NON-INTEREST EXPENSE
Salaries and employee benefits                                         4,228           3,245
Net occupancy expense                                                  1,157             859
Advertising                                                              101             572
Legal and professional                                                   318             409
Communications and data processing                                       733             251
Franchise taxes                                                           28              35
Other                                                                  1,090             915
                                                                 -----------     -----------
Total non-interest expense                                             7,655           6,286
                                                                 -----------     -----------
INCOME (LOSS) BEFORE INCOME TAXES                                        537          (2,970)
Income tax expense (benefit)                                              --              --
                                                                 -----------     -----------
NET INCOME (LOSS)                                                $       537     $    (2,970)
                                                                 ===========     ===========
EARNINGS PER SHARE:
                                                                 -----------     -----------
Basic and diluted                                                $       .06     $      (.39)
                                                                 ===========     ===========

------------------------------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands except share data)
                                                                                       March 31,       December 31,
                                                                                         2001             2000
                                                                                      -----------      -----------
ASSETS
Cash and due from banks                                                               $    37,641      $    29,431
Federal funds sold                                                                          6,000           30,860
Securities, available for sale                                                            173,344          184,952
Securities, held-to-maturity (fair value of $28,539)                                           --           28,366
Loans, net                                                                                704,640          616,951
Premises and equipment, net                                                                 5,838            6,111
Accrued interest receivable and other assets                                                9,143           10,136
Goodwill, net                                                                               1,590            1,621
                                                                                      -----------      -----------
Total assets                                                                          $   938,196      $   908,428
                                                                                      ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
   Deposits:
     Non-interest bearing                                                             $    82,705      $    71,856
     Interest bearing                                                                     680,876          723,001
                                                                                      -----------      -----------
   Total deposits                                                                         763,581          794,857

Accrued interest payable                                                                    2,984            3,653
Other liabilities                                                                           4,719            5,135
Federal funds purchased                                                                    35,015           11,525
Short-term borrowings                                                                      41,941            5,000
Other borrowings                                                                            1,380            2,061
                                                                                      -----------      -----------
Total liabilities                                                                         849,620          822,231
                                                                                      -----------      -----------
Shareholders' equity:
   Common stock, $.01 par value:
     Authorized shares - 20,000,000
     Issued shares - 9,151,797 at March 31, 2001 and December 31, 2000
                                                                                               92               92
   Series A-1 Non-voting common stock, $.01 par value: Issued shares - 406,128 at March 31, 2001 and December 31, 2000
                                                                                                4                4
   Additional paid-in capital                                                             113,998          113,971
   Accumulated deficit                                                                    (25,997)         (26,534)
   Treasury stock (shares at cost: 102,914 and 110,414 at March 31,
     2001 and December 31, 2000, respectively)                                             (1,333)          (1,427)
   Deferred compensation                                                                      573              573
   Accumulated other comprehensive income (loss)                                            1,239             (482)
                                                                                      -----------      -----------
Total shareholders' equity                                                                 88,576           86,197
                                                                                      -----------      -----------
Total liabilities and shareholders' equity                                            $   938,196      $   908,428
                                                                                      ===========      ===========